MODIFICATION AGREEMENT


State of Georgia                        Loan Number 4013321-101
June 30, 1999



This agreement between MidSouth Bancorp, Inc., a Louisiana corporation (the "Borrower"), and The Bankers Bank, a banking corporation, of Atlanta, Georgia, (the "Lender"). WITNESSETH, that

WHEREAS, Borrower has requested Lender to modify certain provisions and conditions pertaining to the aforesaid loan; and

WHEREAS, Lender has agreed, subject to the terms of this agreement to consent to the Borrower's request.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, Borrower agrees with Lender as follows, to-wit:

	Page 2, Paragraph 2 of the Grid Promissory Note dated
June 23, 1997 is hereby deleted and the following inserted in lieu thereof:

1. Commencing June 30, 2000, and continuing on June 30 of each succeeding calendar year, the indebtedness evidenced by this Note shall be due and payable in seven (7) consecutive annual installments of principal, each in the amount of 12.5% of the amount of the Loan on June 30, 2000, plus all accrued and unpaid interest as hereinabove provided. The entire outstanding balance of the indebtedness evidenced by this Note, together with all accrued and unpaid interest, shall be due and payable in a eighth
(8th) and final installment on June 30, 2007.

2. Borrower hereby authorizes and directs Lender to take any action necessary to conform the original Note, security instruments and other collateral doucments to the terms as herein modified, and by these presents accepts and confirms their liability under said Note, security instruments and other collateral documents, with the terms as herein modified. Borrower further agrees that the foregoing Modification shall in no way affect or otherwise release any collateral held by Lender as security to said Note, but acknowledges and agrees that all collateral held by Lender as security to said Note shall continue to secure the note to the same extent and in the same manner as if the foregoing Modification had not been affected.

3. Borrower hereby warrants that there are no subordinate liens on the collateral securing the original note and that Lender shall maintain its priority and position on collateral, both real and personal, as appropriate.

4. Ratification; No Set-off:  Expect as modified herein, the
Note shall remain unchanged in full force and effect, and is hereby ratified and confirmed. Borrower acknowledges there are no set-offs or defenses as to the Note, nor shall this modification be construed a novation, discharge, or release, of any person, entity, or agreement whatsoever. Each and every term, covenant, and condition of the Note is hereby incorporated herein such that the Note and this Modification shall be read and construed as one instrument.

MODIFICATION AGREEMENT                  Loan Number:  4013321-101



IN WITNESS WHEREOF, the parties have executed this instrument this 30th day of June, 1999.



MIDSOUTH BANCORP, INC.                  THE BANKERS BANK
Borrower                                Lender



By:  /s/ C. R. Cloutier                 By:  /s/ Jack Gardner
     C. R. Cloutier                          Jack Gardner
     Title:  President                       Senior Vice President



Attest:  /s/ Karen L. Hail
	 Karen L. Hail
	 Title:  Secretary




[CORPORATE SEAL]